                                                                 EXHIBIT 10.24

                               LICENSE AGREEMENT

        LICENSE AGREEMENT (the "Agreement") made as of the 4th day of February, 1994, by and among JT STORAGE, INC., a Delaware corporation having its principal place of business at 2125 Madera Road, Simi Valley, California 93065 (the "Corporation") and TEAC CORPORATION, a corporation organized and existing under the laws of Japan, having its principal place of business at 3-7-3 Naka-cho, Musashino, Tokyo, Japan ("TEAC").


                              PRELIMINARY RECITALS

        A. Pursuant to an Agreed Order Compromising Controversies (the "Order"), entered as of the date hereof by the Bankruptcy Court presiding over the Bankruptcy Case No. 93-54027 MM of Kalok Corporation, a California corporation ("Kalok"), pending in the Northern District of California, and certain related documents referenced in and approved by the Order (the "Related Documents"), TEAC has acquired certain of the technology and other intellectual property and certain other assets of Kalok, subject only to the terms and conditions of the Order and the Related Documents.

        B. Pursuant to that certain Master Agreement (the "Master Agreement") of even date by and among TEAC and the Corporation, such parties have agreed to exploit through the Corporation certain technology for the purpose of designing, manufacturing, marketing and selling magnetic rotating hard disk drive storage devices ("HDDs") and related accessories.

        C. TEAC has certain technology that the Corporation desires to utilize and further develop and TEAC desires to have the Corporation make such developments and to utilize such developments in its own business, all on the terms and conditions set forth herein.

        D. TEAC and the Corporation each desire to License certain future additional developments of each company to the other, as hereinafter set forth.

        E. The Master Agreement, the representations and covenants of each party thereunder being substantial consideration for this Agreement, provides, among other things, that Tandon contribute to the Corporation certain funds, and that TEAC contribute to the Corporation certain assets. In addition, TEAC is to provide this license of the technology and other intellectual property of Kalok acquired by TEAC pursuant to the Order.


        NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings hereinafter set forth, the parties hereto hereby agree as follows:

                                   AGREEMENTS

1.      Certain Definitions.

                "Accessories" means any products that are not HDDs but are sold in conjunction with or for uses incidental to an HDD, which is a Licensed Product, such as carrying cases, docking modules, interface cards and installation software and other items incidental to installation in a computer or other value added subsystem; provided, Accessories shall not include any system incorporating an HDD.

                "Additional Developments" as applied to any Person means any improvements in, modifications on, derivative works of, variations of, new designs of, discoveries related to, or developments utilizing any of the Licensed Technology or any other additional development (including preproduction tooling and drawings and product design and processes and Accessories), whether separately developed, licensed or otherwise obtained by or on behalf of such Person or jointly developed, licensed or otherwise obtained by or on behalf of such Person during the term of this Agreement now existing or hereafter developed, including patents and patent applications and licenses therefor (obtained under Section 3.11D or otherwise) in each case, solely in connection with the development, manufacture or sale of HDD's; provided that if Additional Developments are obtained by a party hereto from an unaffiliated third party then the obligations of the party hereto to license such Additional Development to the other parties hereto shall be conditioned upon obtaining the consent of such Unaffiliated third party to such license, which consent the party hereto shall undertake its best efforts to obtain.

                "Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition and Section 5.3 below, the term "control" (including, with correlative meanings, the terms controlling, controlled by and under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to vote 50% or more of the Voting Stock (or in the case of a Person which is not a corporation, 50% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Stock or other ownership interest, by contract or otherwise. All executive officers, 50% or greater shareholders and directors of any Person shall be deemed to be Affiliates of such Person for purposes of this Agreement. "Unaffiliated" shall refer to a person or entity which is not an Affiliate.

                "Future Generation Products" means any HDD product, other than the Point5 Series or the Nordic II Series, that utilizes the Licensed Technology or Additional Developments, and was developed or in development prior to January 31, 1999.

                "Licensed Products" means the Point5 Series, the Nordic II Series and the Future Generation Products.

        "Licensed Technology" all technical information and intellectual property of Kalok acquired by TEAC pursuant to the Order and the Related Documents, including without limitation, patents, patent applications and copyrights (and all extensions, continuations, continuations in part, divisions, reexaminations and reissues thereof), trade secrets, inventions, source codes, object codes, flow charts, processes, techniques, specifications, drawings, parts layouts, parts lists, all technical information and other intellectual property pertaining to Parts, circuitries, tooling and testing requirements, know-how, manuals and other technical data and support documentation, whether or not patentable or copyrightable and whether or not actually patented or copyrighted.

        "Licensed Trademarks" means all trademarks, trade names, trademark registrations, and applications for registration of trademarks for the names "Point5", "Kalok", "Nordic II Series" and variations thereof (including all renewals and extensions thereof) and any other trademark rights or goodwill associated therewith.

        "Corporation Manufacturing Territory" means world-wide, except for the following: Japan, Poland, the Czech Republic, Slovakia, Hungary, Romania, the countries that constituted the former Yugoslavia and the countries that constituted the former Soviet Union, and any new nation created by the merger or separation of any of the above countries and all territories in the region controlled by any of the above countries.

        "Nordic II Series" means any HDD with a width of between 3.25 and 3.75 inches and a height of less than .40 (four-tenths) inches, and all Licensed Technology pertaining principally thereto.

        "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        "Point5 Series" means the Kalok Point5 Series products consisting of models P-3125, P-3250, P-3360 and P-3540, each having those specifications attached hereto as Exhibit A, and each Accessory obtained by TEAC from Kalok pursuant to the Order that is fully-developed and in commercial sale as of the date hereof.

        "Corporation Sales Territory" means world-wide, except for the following: Japan, Poland, the Czech Republic, Slovakia, Hungary, Romania and the countries that constituted the former Yugoslavia, and any new nation created by the merger or separation of any of the above countries and all territories in the region controlled by any of the above countries.

        "Subsidiary" means any corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

                "Tandon" means Mr. Jugi Tandon.

                "TEAC Manufacturing Territory" means world-wide, except for the following: India, North and South Korea, Poland, the Czech Republic, Slovakia, Hungary, Romania, the countries that constituted the former Yugoslavia and the countries that constituted the former Soviet Union, and any new nation created by the merger or separation of any of the above countries and all territories in the region controlled by any of the above countries.

                "TEAC Sales Territory" means world-wide, except for the following: India, Poland, the Czech Republic, Slovakia, Hungary, Romania and the countries that constituted the former Yugoslavia, and any new nation created by the merger or separation of any of the above countries and all territories in the region controlled by any of the above countries.

                "Voting Stock" of any Person means securities of any class or classes of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors of such Person.

2.      Transfer of Licensed Technology.

        2.1     Delivery by TEAC.

        A. Licensed Technology and Additional Developments. As of the date of this Agreement, TEAC will deliver to the Corporation copies or originals of all of the Licensed Technology in its possession. From time to time during the term of this Agreement in a reasonably prompt manner as, TEAC shall, at its sole expense, deliver to the Corporation in written form, and such other useful format and media as may be reasonably required for the manufacture and support of the Licensed Products, all Licensed Technology and Additional Developments that come into the possession of TEAC or any of its Affiliates not previously so delivered.

        B. Disclosure of Additional Developments. Without limiting the foregoing, with respect to Additional Developments, TEAC shall at the time this Agreement is executed and delivered and from time to time thereafter, but in no event less frequently than quarterly, disclose to the Corporation and confer with it as to all Additional Developments under consideration or in development by or on behalf of TEAC or any of its Affiliates.

        2.2     Delivery by the Corporation.

        A. Additional Developments. From time to time during the term of this Agreement in a reasonably prompt manner as, the Corporation shall, at its sole expense, deliver to TEAC in written form, and such other useful format and media as may be reasonably required for the manufacture and support of the Licensed Products, all Additional Developments that come into the possession of the Corporation or any of its Affiliates.

        B. Disclosure of Additional Developments. Without limiting the foregoing, with respect to Additional Developments, the Corporation shall at the time this Agreement is executed and delivered and from time to time thereafter, but in no event less frequently than quarterly, disclose to TEAC and confer with it as to all Additional Developments under consideration or in development by or on behalf of the Corporation or any of its Affiliates.

        2.3 Restricted Ancillary Technology. On February __, 1994, TEAC and the Corporation entered into an escrow agreement (the "Escrow Agreement") with ___________________ (the "Escrow Agent"). In accordance with the terms of the Escrow Agreement, TEAC deposited with the Escrow Agent all of the source codes and object codes related to the Licensed Technology (the "Restricted Ancillary Technology"). In addition, under the Escrow Agreement TEAC and the Corporation agreed to deposit with the Escrow Agent from time to time all source codes and object codes in their possession or in the possession of one of their Affiliates related to Additional Developments.

        2.4  Confidentiality.

        A. TEAC and the Corporation each agree to undertake all reasonable efforts to treat, and to cause each of its Affiliates, licensees and sublicensees to treat, as confidential all proprietary information with respect to the Licensed Technology and Additional Developments. Each of the parties hereto acknowledge that another party hereto may find it necessary to disclose general descriptions of proprietary information during the conduct of its business to banks and other financial institutions contemplating the provision of project financing to such party. In addition, each of the parties hereto acknowledge that another party hereto may find it necessary to disclose proprietary information in connection with the proper grant of sublicenses to parties other than a party hereto. Under such circumstances, TEAC or the Corporation, as the case may be, may make such information available to third parties to the limited extent necessary for such third party to fulfill its supply or other permitted purposes, provided that such party shall first obtain from the recipients, a fully-executed confidentiality agreement which is at least as restrictive as the confidentiality agreement contained herein; provided, however, that the foregoing shall not restrict the Corporation's or TEAC's right to provide technical information (other than the Restricted Ancillary Technology) and test data that is reasonably requested by customers in the ordinary course of business.

        B. With respect to information not subject to Section 2.4.A above, each of TEAC and the Corporation agree to undertake all reasonable efforts to treat, and to cause each of its Affiliates to treat, as confidential all other proprietary information of any party hereto obtained through its relationship with another party hereto established hereunder or otherwise, and will not disclose any such information to a third party or, subject to the provisions of
Section 3.7 below, otherwise use such information for its own purposes.

        C. Neither TEAC nor the Corporation shall be bound by the provisions of this Section 2.4 with respect to information which (a) was previously known to the recipient at the time of disclosure; (b) is in the public domain at the time of disclosure; (c) becomes a part of the public domain after the time of disclosure, other than through disclosure by the recipient or some other third party who is under an agreement of confidentiality with respect to the subject information or obtained the information from the recipient; (d) is required to be disclosed by law or (e) is disclosed by a third party not bound by any agreement of confidentiality with respect to such information which third party did not obtain the information from the recipient.

        D. Each of TEAC and the Corporation shall take such action as another party hereto may reasonably request from time to time to safeguard the confidentiality of any information subject to the terms of this Section 2.4.

        E. To the extent that United States Export Control Regulations, or similar laws of any jurisdiction, are applicable, neither of TEAC nor the Corporation shall, without having first fully complied with such regulations,
(i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or such other relevant jurisdiction, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States, or such other relevant jurisdiction.

        F.      The obligations of TEAC and the Corporation under this Section
2.4 shall survive the expiration or earlier termination of all or any part of this Agreement.

        2.5 Support of Licensed Technology. From time to time under this Agreement, each of the parties hereto shall provide the other parties hereto with any support materials that they shall have on hand and which shall be reasonably requested for the manufacture, of the Licensed Products as provided for herein, including, without limitation, any manuals, reports, specifications or drawings required by customers to use the Licensed Products in the manufacture of their products. Each of the Corporation and TEAC shall also allow the other access to each of their engineering staffs and will allow each others engineers to visit each of their manufacturing, or research facilities, for the purpose of providing or receiving support of the technology licensed by each of them hereunder.

3.      Licensing Matters.

        3.1 Grant of License by TEAC. Subject to the terms of this Agreement, TEAC hereby grants to the Corporation:

        A. Exclusive Rights to Manufacture. The sole and exclusive right and license to make the Licensed Products within India, North and South Korea and the entire Asian Continent, subject only to TEAC's right to manufacture the Licensed Products within the entire Asian Continent (as set forth in the dictionary definition attached as Exhibit B hereto, but excluding the countries that constitute the former Soviet Union), and to use the Licensed Technology and any Additional Developments made by TEAC and/or its Affiliates in connection therewith.

        B. Nonexclusive Rights to Manufacture. The nonexclusive right and license to manufacture the Licensed Products within the Corporation Manufacturing Territory, and to use the Licensed Technology and any Additional Developments made by TEAC and/or its Affiliates in connection therewith.

        C. Exclusive Rights to Sell. The sole and exclusive right and license to sell the Licensed Products within India, and to use the Licensed Trademarks, the Licensed Technology and any Additional Developments made by TEAC and/or its Affiliates in connection therewith.

        D. Nonexclusive Rights to Sell. The nonexclusive right and license to sell the Licensed Products within the Corporation Sales Territory and, to use the Licensed Trademarks, the Licensed Technology and any Additional Developments made by TEAC and/or its Affiliates in connection therewith.

        E. Nonexclusive Rights to Use. The nonexclusive right to use the Licensed Technology and Additional Developments made by TEAC and/or any of its Affiliates within the Corporation Manufacturing Territory for the purpose of making Additional Developments.

        3.2 Grant of License to TEAC. Subject to the terms of this Agreement the Corporation hereby grants to TEAC:

        A. Exclusive Right to Manufacture. The sole and exclusive right and license to use Additional Developments made by the Corporation and/or its Affiliates for the purpose of manufacturing Licensed Products within Japan and the entire Asian Continent (as set forth in the dictionary definition attached as Exhibit B hereto, but excluding the countries that constitute the former Soviet Union), subject only to the Corporation's right to manufacture the Licensed Products within the entire Asian Continent (excluding the countries that constitute the former Soviet Union).

        B. Nonexclusive Rights to Manufacture. The nonexclusive right and license to use Additional Developments made by the Corporation and/or its Affiliates for the purpose of Licensed Products within the TEAC Manufacturing Territory.

        C. Exclusive Rights to Sell. The sole and exclusive right and license to use Additional Developments made by the Corporation and/or its Affiliates for the purpose of selling the Licensed Products within Japan.

        D. Nonexclusive Rights to Sell. The nonexclusive right and license to use Additional Developments made by the Corporation and/or its Affiliates for the purpose of selling the Licensed Products within the TEAC Sales Territory.

        E. Nonexclusive Rights to Use. The nonexclusive right to use Additional Developments made by the Corporation and/or any of its Affiliates within the TEAC Manufacturing Territory for the purpose of making Additional Developments.

        3.3 Sublicensing. The licenses granted in Sections 3.1 and 3.2 above shall not include the right to sublicense to a third party, except (i) that either party may sublicense such licenses in connection with the manufacturing of Parts and Accessories for use in the manufacture or assembly of finished goods by the primary licensee or the person described in Section 3.3(ii) hereunder, (ii) that either party may sublicense their rights to manufacture or assemble to a third party making products to such party's specifications and for sale by such primary licensee and under the tradenames or trademarks of the primary licensee hereunder, and (iii) the parties may sublicense selling rights in their respective exclusive selling territories.

        Further, the parties shall from time to time consider in good faith the granting of additional sublicenses to other manufacturers for the purpose of providing multiple sourcing requested by substantial customers of both of the parties hereto.

        3.4   The Corporation's Royalty Obligations to TEAC.

        A. The Point5 Series and the Nordic II Series. All of the licenses granted by TEAC to the Corporation in Section 3.1 above shall be [*] with respect to the Point5 Series, the Nordic II Series and all Accessories (with respect to Accessories, only those in existence on the date hereof).

        B. Other Licensed Products. Subject to Section 3.4D below, the Corporation shall pay TEAC royalties on all Future Generation Products as follows:

               (i) all such licenses are now [*] with respect to all Future Generation Products sold within the [*] period, immediately following the first commercial sale by the Corporation of each such Future Generation Product (excepting Future Generation Products with a different form factor than either the Point5 Series or the Nordic II Series (or Accessories therefor) ("Other Form Factor Drives and Accessories") which shall be [*] for only [*] after the first commercial sale by the Corporation of each such Future Generation Product);

               (ii) after such [*] period or such [*] period, as applicable, if the Future Generation Product was developed by TEAC, then the royalty shall be [*] of the sales price of such Future Generation
Product;

               (iii) after such [*] period or such [*] period, as applicable, if the Future Generation Product was developed by TEAC, but TEAC has not developed in a commercially timely manner production tooling or processes utilized in the development or production of such Future Generation Product, then the royalty shall be [*] of the sales price of such Future Generation Product; and

               (iv) after such [*] period or such [*] period, as applicable, if the Future Generation Product is a Joint Development, then the royalty shall be [*] for each such Future Generation Product sold by the Corporation.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        3.5   TEAC's Royalty Obligations to the Corporation.

        A. The Nordic II Series. All of the licenses granted by the Corporation in Section 3.2 above shall be [*] with respect Additional Developments on the Nordic II Series.

        B. Other Licensed Products. TEAC shall pay the Corporation royalties on all Future Generation Products as follows:

              (i) all such licenses shall be [*] with respect to all Future Generation Products sold within the [*] period, immediately following the first commercial sale by TEAC of such Future Generation Product (except for Other Form Factor Drives and Accessories, which shall be [*] for [*] period following the first commercial sale of each such Future Generation Product);

              (ii) after such [*] period or such [*] period, as applicable, if the Future Generation Product was developed solely by the Corporation, then the royalty shall be [*] of the sales price of such Future Generation Product;

              (iii) after such [*] period or such [*] period, as applicable, if the Future Generation Product was developed by the Corporation, but the Corporation has not developed in a commercially timely manner production tooling or processes utilized in the development or production of such Future Generation Product, then the royalty shall be [*] of the sales price of such Future Generation Product; and

              (iv) after such [*] period or such [*] period, as applicable, if the Future Generation Product is a Joint Development, then the royalty shall be [*] for each such Future Generation Product sold by the Corporation.

        3.6 Calculation of Royalties. Each of TEAC and the Corporation shall be responsible for only one royalty on each Future Generation Product sold or otherwise provided to customers irrespective of the number of patents, patent claims, copyrights, trademarks, trade names or other types of Licensed Technology and Additional Developments that may pertain to such Future Generation Product. In addition, royalties paid on Future Generation Products not accepted by the customer and returned to the seller thereof will be deducted from future royalties; provided, that if such returned Future Generation Products are resold, then royalties will be paid thereon. Notwithstanding anything in this Agreement to the contrary, royalties will not be payable on Future Generation Products manufactured by TEAC and sold by it to the Corporation or manufactured by the Corporation and sold by it to TEAC. Future Generation Products internally used by TEAC or the Corporation and/or their respective Affiliates for their own purpose shall be excluded from royalty payment obligations hereunder. The "sales price" of a Future Generation Product shall be FOB seller, net of discounts and allowances, and, with respect to sales to Affiliates, shall be deemed to equal the lowest "sales price" that would have been paid by an independent third party on an arms-length basis for such a Future Generation Product. All royalties payable in full, regardless of applicable withholding taxes.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        3.7 Payment of Royalties. Royalties shall be based on sales made in any given calendar quarter as reflected in TEAC's or the Corporation's invoices to its customers, as the case may be, in such calendar quarter. All royalty payments for each calendar quarter shall be made within thirty (30) days subsequent to the end of such quarter, and shall be subject to any applicable withholding tax requirements. Each of TEAC and the Corporation agrees to maintain accurate and complete records showing all Future Generation Products sold by it and to keep such records for a period of three years after the date of sale. Such records will include all information necessary to verify the total amount and computation of royalties due, and will be open to inspection by TEAC or the Corporation, as the case may be, or their respective representatives during reasonable business hours, at their sole expense.

        3.8 Proprietary Rights. Subject to the provisions of this Agreement and any other written agreement between the parties hereto entered into after the date hereof:

        A. TEAC's Rights to the Licensed Technology. Subject to the other express terms of this Agreement, including Section 3.8.D below, TEAC shall retain all title and other rights (including copyrights, patent rights, trade secret rights and other proprietary rights) to the Licensed Technology and the Licensed Trademarks.

        B. Rights to TEAC Additional Developments. Subject to Section 3.8.D below, TEAC shall retain all title and other rights (including copyrights, patent rights, trade secret rights and other proprietary rights) to:

                (i) the information, design and technology of property (including the Licensed Products and Additional Developments) and all manufacturing processes with respect thereto developed by TEAC independently from the Corporation, and all modifications, improvements and derivative works of the foregoing made by TEAC; and

                (ii) all service marks, trademarks, tradenames, and any other designations with respect to TEAC products.

        C. Rights to the Corporation's Additional Developments. Subject to Section 3.8.D below, the Corporation shall retain all title and other rights (including copyrights, patent rights, trade secret rights and other proprietary rights) to:

                (i) the information, design and technology of property (including the Licensed Products and Additional Developments) and all manufacturing processes with respect thereto developed by the Corporation independently from TEAC, and all modifications, improvements and derivative works of the foregoing made by each of the Corporation; and

                (ii) all service marks, trademarks, tradenames, and any other designations with respect to the Corporation's products.

        D. Joint Developments. From time to time during the term of this Agreement the parties may agree in writing to develop products through a joint project between each other using the technology owned and/or engineers employed by each of them (a "Joint Development") to develop Future Generation Products. Any technology or other intellectual property developed under a Joint Development shall be owned jointly by the parties, and the parties mutually shall agree in writing upon the method(s) for commercial exploitation of such technology. Royalties on Joint Developments shall be as set forth in Sections 3.4(iv) or 3.5(iv), as the case may be. In addition, any patents or copyrights resulting from any such Joint Development shall be applied for and owned jointly by the parties. The individual expenses incurred by either party in connection with any Joint Development (e.g. engineering, development, prototypes, testing, travel, lodging, allowances and other expenses incurred in connection with the project) shall be borne by the party incurring the expense. Notwithstanding anything to the contrary contained herein, neither party shall transfer or license any of its rights in or to any technology or other intellectual property developed under a Joint Development without the written consent of the other party, except pursuant to sublicenses permitted under
Section 3.3.

        E. Markings. All Licensed Products shall bear such markings with respect to patents (or patents pending) and/or trademarks, as shall be reasonably requested by the licensing party to comply with applicable law or otherwise required to protect its proprietary rights.

        3.9     Defense of Infringement Claims.

        A. Notification. If and as soon as any party hereto becomes aware of any claim of infringement by any third party against any party hereto concerning or affecting any rights or properties licensed under this Agreement within the scope of the licenses granted in Sections 3.1 and 3.2 above, it shall inform the other in writing of all the details thereof.

        B. Control of and Co-operation in Defense. If any claim or action described in Section 3.9.A above results in the filing by a third party of a formal complaint, answer or other request for judicial or administrative relief or action (a "Suit"), then each party hereto shall assist the other parties hereto in diligently defending such suit. The control of the defense of a Suit relating to the Licensed Technology shall rest, at TEAC's option, with TEAC and all costs incurred in such a Suit by either party shall be borne by the party incurring such cost. The defense of all other Suits shall be controlled by the party licensing the subject technology, which party shall defend such suit on its own behalf and on behalf of the licensee and, except as set forth in
Section 3.9.C below, shall bear the costs of such defense.

        C. Representation in Defense. Each party hereto shall have the right, in any Suit defended by another party hereto, to be represented at its own expense by counsel of its own selection to the extent of having full access to all information and the opportunity to be heard.

        3.10  Prosecution of Infringement Claims.

        A. Notification. If any party hereto becomes aware of an infringement or potential infringement of any of the Licensed Technology, Additional Developments or Licensed Trademarks by third parties then each shall inform the other in writing of all details available (an "Infringement Notice").

        B. Right to Prosecute. Upon receipt of an Infringement Notice or otherwise learning of an infringement or potential infringement of the Licensed Technology, Additional Developments or Licensed Trademarks, the party that owns the technology or other intellectual property rights that are the subject of such infringement shall promptly either (a) obtain a discontinuance of said infringement; or (b) bring suit against the third party. Before any party hereto commences any such infringement action, it shall give careful consideration to the views of the other parties hereto and to any potential effects of the litigation on such other parties or itself. The costs and expenses of such suit and all recoveries therefrom shall be the responsibility of, and for the party bringing the suit.

        C. Participation in Prosecution. Whenever any suit for infringement is contemplated or brought against any third party by a party hereto as provided in Section 3.10.B above, such party hereto shall immediately notify the other parties hereto of any intention of any such suit, and shall provide such other parties with copies of all pleadings, formal papers, and related documents and materials prior to filing of such suit. At any time, such other party may notify the prosecuting party that it elects to participate in such suit. Regardless of a party's participation in the prosecution of such infringement, the prosecuting party shall not settle such suit in any manner which would impair any of the rights hereunder of any other party hereto without such party's prior written consent.

        D. Representation in Prosecution. Any party hereto shall have the right, in any suit brought by another party hereto pursuant to Section 3.10.B above, to be represented at its own expense by counsel of its own selection to the extent of having full access to all information and the opportunity to be heard.

        E. Assumption of Prosecution. If at any time hereafter a party (the "Delivering Party") shall deliver an Infringement Notice to another party (the "Other Party") who fails or is unable to bring suit against such infringing third party or obtain a discontinuance of such infringing operations as provided in Section 3.10.B above within six (6) months of delivery of the Infringement Notice, then the Delivering Party may, at its election, bring suit in its own name against such infringer or, if required by the law of the forum, in the name of the Other Party or joining such Other Party as a party plaintiff. Should the Delivering Party bring suit in its own name, the Delivering Party is hereby irrevocably granted the power to execute such legal papers necessary and take such other action required for the prosecution of such suit pursuant to the power of attorney granted by each party hereto to the other party hereto and executed and delivered contemporaneously herewith. The Other Party further agrees to execute such legal papers necessary and take such other action as may be reasonably required for the prosecution of such suit as may be requested by the

Delivering Party. Such other party shall also have all rights described in Sections 3.10.C and 3.10.D above.

        3.11    Prosecution of Applications.

        A. Licensed Technology and Licensed Trademarks. As between the parties hereto, TEAC agrees to take responsibility, including financial responsibility, for the preparation, filing and prosecution of any and all United States and foreign patent, trademark and copyright applications covering the Licensed Technology or the Licensed Trademarks and shall furnish to the Corporation copies of all communications and correspondence between TEAC and any patent, trademark or copyright office in which such a patent copyright application has been filed.

        B. Additional Developments. As between the parties hereto, each party agrees to take responsibility, including financial responsibility, for the preparation, filing and prosecution of any and all United States and foreign patent, trademark and copyright applications covering the Additional Developments made by such party or its Affiliates and shall furnish to the Corporation copies of all communications and correspondence between any party and any patent, trademark or copyright office in which such a patent copyright application has been filed.

        C. Failure to Prosecute Claim. If any party hereto decides to abandon or not to initiate any United States or foreign patent, trademark or copyright application covering the Licensed Technology, the Licensed Trademarks or Additional Developments in the countries listed on Exhibit C before exhausting all permissible applications or petitions for rehearing or review, or appeals by a superior tribunal, then such party shall inform the other party of such decision no less than thirty (30) days prior to the expiration of the time permitted for such applications for petitions for rehearing or review, or appeals.

        D. Power to Prosecute. If (a) a party hereto decides to abandon any United States or foreign patent, trademark or copyright application covering the Licensed Technology, the Licensed Trademarks or the Additional Developments as described in Sections 3.11.A or Section 3.11.B above or otherwise fails or is unable to prosecute such patent, trademark or copyright application or acts as described in Section 3.11.A or Section 3.11.B above or
(b) if such party fails to prepare, file or prosecute any patent, trademark or copyright application in any jurisdiction, then the other party shall have the right, at its own option and expense, to initiate or continue the prosecution, including the right to file applications or continuation, continuation-in-part, and/or divisional applications, of such applications, which such party has decided to abandon or has otherwise failed or been unable to prosecute. Each party hereto is hereby irrevocably granted the power to prosecute such patent, trademark or copyright applications and to prepare and file such legal papers necessary and take such other action required for the prosecution of such applications pursuant to the patent power of attorney granted to by each party hereto and executed and delivered to each other as of the date hereof. Each party hereto further agrees to give the other party its full cooperation and assistance in preparing, filing and prosecuting such applications.

        4.    LIMITATION OF LIABILITY.  NOTWITHSTANDING ANY OTHER TERM OF
        THIS AGREEMENT, NEITHER PARTY HEREUNDER NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, OR AGENTS SHALL BE LIABLE TO THE OTHER PARTY HEREUNDER OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, LOSS OF GOODWILL, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUES OR PROFITS) OR SIMILAR DAMAGES, WHETHER BASED ON TORT (INCLUDING WITHOUT LIMITATION,
        NEGLIGENCE OR STRICT LIABILITY), CONTRACT, OR OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

5.      TERM AND TERMINATION.

        5.1 LICENSE PERPETUAL. Except as otherwise provided in Section 5.2 below, the term of this Agreement and the licenses hereunder shall be perpetual.

        5.2 TERMINATION OF RIGHTS. If any party hereto shall commit a material breach of any of the terms of the Order, any of the Related Documents to which all parties hereto are also parties thereto or this Agreement, and such breach (to the extent it can be cured) continues for seventy-five (75) days after receipt of written notice specifying such breach in reasonable detail, then any non-breaching party shall have the right to terminate all of the breaching party's rights hereunder by delivery of written notice of such termination. Notwithstanding the foregoing, (i) any such termination shall have no effect on the breaching party's duties and obligations hereunder, which shall continue past such termination in full force and effect, (ii) if any party initiates arbitration under Section 24 within thirty (30) days of its notice of the breach hereunder, this license shall not terminate to such person unless the arbitrator determines that such breach did in fact occur and was material (regardless of any cure after such seventy-five (75) day period) and
(iii) an inadvertent breach or one caused by a third party outside the control or not an Affiliate of a party hereto shall not be a material breach unless (a) it is remediable by money damages and the party hereto fails to do so after court order or arbitration hereunder, or (b) such breach may be cured by the party hereto and it fails to do so within the time provided therefor herein.

        5.3 BANKRUPTCY, ETC. A party's rights (but not its obligations) under this Agreement shall terminate automatically if (a) any party attempts to assign this Agreement, except under circumstances permitted hereunder, or hereto suspends business, or files a voluntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction is filed and is not dismissed within sixty (60) days, or any party makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee of a substantial part of its property or a receiver or trustee of a substantial part of its property is otherwise appointed and is not removed within sixty (60) days or (b) "control" of such party shall be obtained by an entity or person engaged (or whose affiliate is engaged), in the manufacture by itself or its affiliates of hard disk drives (excluding affiliates of the parties hereto on the date hereof) other than following a public offering under the Securities Act of 1933 of not less than 30% of the Corporation's common stock (an "IPO").

6. Force Majeure and Damage Exclusions. Notwithstanding any other provision of this Agreement:

        A. Force Majeure. Either party shall be excused from any failure or delay in performance resulting directly or indirectly from inability to obtain parts or other necessary materials from usual sources of supply, transit failure or delay, labor disputes, governmental orders or restrictions, fire, flood or other acts of nature, accident, war, civil disturbance, or any other causes beyond such party's reasonable control. A party affected by a force majeure shall resume performance promptly upon cessation of same.

        B. Damage Exclusions. Neither party shall be liable to the other party for any incidental, indirect, consequential or special damages in connection with any matters relating directly or indirectly to this Agreement, or otherwise relating to the business relationship of the parties, even if such party has been advised of the possibility of such damages by the other party and even if such damages have been asserted against a party hereto by a third party.

7.      Warranties and Representations: Release.

        A. Of TEAC. TEAC represents and warrants that (i) TEAC is a corporation validly existing, and in good standing under the laws of Japan and has full power and authority to carry on its business as it is now being conducted and to own or lease the properties and assets it now owns or leases, and is duly qualified to do business, and is in good standing as a foreign corporation in each state in the United States in which TEAC's activities require such qualification, (ii) TEAC has all necessary right, power and authority to enter into this Agreement (iii) neither the execution and delivery of this Agreement by TEAC nor its performance hereunder will conflict with or result in the breach of any of the terms or conditions of or constitute a default under the charter documents of TEAC or of any contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which it is a party or by which it or any of its property or assets may be bound, (iv) this Agreement has been duly and validly executed by TEAC and constitutes the valid and binding obligation of TEAC enforceable in accordance with its terms and (v) except as set forth on Exhibit D attached hereto, no consent, approval or authorization of, or declaration, filing or registration with, any foreign, federal, state or local governmental or regulatory authority, or any other party, is required to be made by TEAC in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY PROVIDED IN THIS AGREEMENT ALL OF THE TECHNOLOGY IS PROVIDED TO THE CORPORATION BY TEAC HEREUNDER "AS IS" AND TEAC EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        B. Of The Corporation. The Corporation represents and warrants that (i) the Corporation is a corporation validly existing, and in good standing under the laws of the State of California and has full power and authority to carry on its business as it is now being conducted and to own or lease the properties and assets it now owns or leases, and is duly qualified to do business, and is in good standing as a foreign corporation in each state in the United States in which the Corporation's activities require such qualification, (ii) the Corporation has all necessary right, power and authority to enter into this Agreement (iii) neither the execution and delivery of this Agreement by the Corporation nor its performance hereunder will conflict with or result in the breach of any of the terms or conditions of or constitute a default under the charter documents of the Corporation or of any contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which it is a party or by which it or any of its property or assets may be bound, (iv) this Agreement has been duly and validly executed by the Corporation and constitutes the valid and binding obligation of the Corporation enforceable in accordance with its terms and (e) except as set forth on Exhibit E attached hereto, no consent, approval or authorization of, or declaration, filing or registration with, any foreign, federal, state or local governmental or regulatory authority, or any other party, is required to be made by the Corporation in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY PROVIDED IN THE AGREEMENT ALL OF THE ADDITIONAL DEVELOPMENTS IS PROVIDED TO TEAC BY THE CORPORATION HEREUNDER "AS IS" AND THE CORPORATION EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        C. The Corporation, on behalf of itself, Tandon and all of their now or hereafter existing Affiliates (the "First Releasing Parties") grants to TEAC and any of its licensees or product purchasers ("TEAC Users") immunity from any infringement action by the First Releasing Parties with respect to the use by TEAC or the TEAC Users of the Licensed Technology or Licensed Products and hereby covenants, on behalf of itself and the other First Releasing Parties, not to sue TEAC or the TEAC Users with respect thereto.

        D. TEAC, on behalf of itself and its now or hereafter existing Affiliates (the "Second Releasing Parties") grants to TEAC and any of its licensees or purchasers ("Corporation Users") immunity from any infringement action by those and Releasing Party with regard to the use by the Corporation or the Corporation Users of the Licensed Technology or Licensed Products and hereby covenants on behalf of itself and the other Second Releasing Parties, not to sue the Corporation or the Corporation Users with respect thereto.

8. Waiver. The waiver by either party of any of its rights or any breaches of the other party under this Agreement in a particular instance shall not serve as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative, and none shall operate as a limitation of any other.

9. Section Headings and Language Interpretations: Business Days. As used herein, "business day" shall mean each day other than Saturday, Sunday and any day on which banks are nationally required to be closed in the United States of America or Japan, or any other business holiday for either party of which it has advised the other party in writing not less than 45 days in advance. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter genders shall include all genders, the singular shall include the plural and vice versa and shall refer solely to the parties signatory thereto unless otherwise specifically provided. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

10. Notices. All notices, demands, consents, requests, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed effective only upon delivery (whether receipt is accepted or refused) at the addresses set forth below (or at such other addresses within the United States of America as shall be given in writing by any party to the others in accordance with this Section 10. Notices may be delivered by hand, United States registered or certified mail, return receipt requested, bonded private courier service or by telecopier (followed immediately in writing by bonded private courier service).

                To the Corporation:     JT Storage, Inc.
                                        2125 Madera Road
                                        Simi Valley, California 93065
                                        Attention: Board of Directors
                                        Telecopy Number: (805) 582-3227

                with a copy to:         Riordan & McKenzie
                                        5743 Corsa Avenue, Suite 116
                                        West Lake Village, California 91362
                                        Attention: Lawrence Weeks
                                        Telecopy Number: (818) 706-2956

                To TEAC:                TEAC Corporation
                                        3-7-3 Nakacho, Musashino
                                        Tokyo, Japan
                                        Attention: General Manager,
                                        Disk Drive Products Division
                                        Telecopy Number: 0422-52-3771

                with copies to:         Katten Muchin & Zavis
                                        525 West Monroe Street
                                        Suite 1600
                                        Chicago, Illinois 60661
                                        Attention: Mark D. Gerstein
                                        Telecopy Number: (312) 902-1061
                                      and

                                            TEAC America, Inc.
                                            7733 Montebello Road
                                            Montebello, California 90640
                                            Attention: Executive Vice President
                                            Telecopy Number: (213) 727-7688


11. Assignment. Except as specifically provided herein, no party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties, which consent shall not be withheld unreasonably; provided that TEAC may assign its rights and obligations hereunder to any party purchasing all of the Licensed Technology, without the consent of the Corporation, other than as prohibited by the Order and provided further the Corporation's rights hereunder will succeed to a successor by merger or acquisition to the Corporation following an IPO.

12. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of California, without giving effect to provisions thereof regarding conflict of laws.

14. Controlling Terms/Entire Agreement/Amendment. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. No provisions in the purchase orders, acknowledgements or other business forms of either party which are different from or in addition to the applicable terms set forth in this Agreement shall be of any force or effect whatsoever unless it is acknowledged to in writing by the other party expressly stating that each document supersedes this Agreement as follows: "Notwithstanding any term of the License Agreement by and between TEAC Corporation and ___________________ dated February ____, 1994". Any provision of this Agreement may be amended only with the prior written consent of all of the parties hereto.

15. Multiple Counterparts. This Agreement may be executed on separate counterparts transmitted by telecopy, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

16. Relationship of the Parties. It is not the intent of the parties to create a partnership or joint venture or to assume partnership liability or responsibility by entering into this Agreement. Each party hereto shall be deemed an independent contractor with respect to the other party and neither party hereto shall have any right or authority to assume or create any obligations on behalf of the other party hereto or to make any representations on such other party's behalf. Accordingly, the obligations of the parties with respect to the matters addressed herein shall be limited to those specifically set forth in this Agreement or other written agreements between the parties.

17. Public Disclosure. Neither party hereto shall make any public release of information regarding the terms of this Agreement relating to the royalties due hereunder unless (i) such party has obtained the written consent of the other party regarding the form, content and timing of such disclosure or (ii) such disclosure is required by applicable law; provided that in the event of any disclosure mandated by law, each party shall consult with the other as to the content of such disclosure.

18. Right of Set-off. If in the good faith belief of one of the parties hereto (the "Injured Party"), it is entitled to indemnification, reimbursement or payment hereunder, in addition to any other remedies which it may have available to it, the Injured Party shall have the right to set off the entire amount thereof against any amounts which the Injured Party shall owe to the other party from time to time thereafter for any reason, including any royalties due or which become due hereunder.

19. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

20. Remedies. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provisions hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it limit or affect, any rights at law or by statute or otherwise of any party aggrieved as against any other party for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the parties that the respective rights and obligations of the parties shall be enforceable in equity as well as at law or otherwise.

21. Preamble; Preliminary Recitals. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made part of this Agreement.

22. Consent to Jurisdiction and Service of Process. Each of the Corporation and TEAC hereby consent to the jurisdiction of any state or federal court located within the County of Los Angeles, State of California and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each of the parties hereto accept for itself, himself or herself, as the case may be, and in connection with its, his or her properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each of the parties hereto designate and appoint CT Corporation System and such other persons as may hereinafter be selected by them who irrevocably agree in writing to so serve as agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by each such party to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to each such party hereto as provided herein, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by a party hereto refuses to accept service, such party hereby agrees that service upon it, him or her, as the case may be, by mail shall constitute sufficient notice. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

23. WAIVER OF JURY TRIAL. EACH OF THE CORPORATION AND TEAC HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY. EACH OF THE CORPORATION AND TEAC ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE CORPORATION AND TEAC ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE CORPORATION AND TEAC FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS, HIS OR HER, AS THE CASE MAY BE, JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

24.  Arbitration.

        (i) If any controversy or claim between the parties hereto arises out of this Agreement or any document, instrument or agreement executed and delivered pursuant hereto, such disagreement or dispute may, at the election of either party prior to the filing by either party an action in a court of proper jurisdiction pertaining to such claim, be submitted to binding arbitration in Los Angeles, California, under the Commercial Arbitration Rules of the American Arbitration Association; provided that any matter provided for in this Agreement to be mutually agreed to, negotiated or otherwise discussed between the parties shall be subject to arbitration hereunder only if specifically provided in this Agreement.

        (ii) One arbitrator shall be appointed under the Commercial Arbitration Rules of the American Arbitration Association, who shall be a business person with at least five years experience in the disk drive industry; provided, however, that if any disagreement arises concerning specialized matters such as intellectual property rights, product design or computer engineering, market conditions or importing/exporting regulations, then the arbitrator shall also have an expertise in such matters. As soon as the panel has been convened, a hearing date shall be set within 45 days thereafter. Written submittals shall be presented and exchanged by both parties 15 days before the hearing date, including reports prepared by experts upon whom either party intends to rely. At such time the parties shall exchange copies of all documentary evidence upon which they will rely at the arbitration hearing and a list of the witnesses whom they intend to call to testify at the hearing. Each party shall also make its respective experts available for deposition by the other party prior to the hearing date. The arbitrator shall make its award as promptly as practicable after conclusion of the hearing.

        (iii) The arbitrator shall not be bound by the rules of evidence or civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their presentations orally or in written form as the arbitrators may deem appropriate. It is in the intention of the parties to limit live testimony and cross-examination to the extent necessary to insure a fair hearing to the parties on the matters submitted to arbitration, and to provide neither party more than ten business days to present its position. The parties have included the foregoing provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute submitted to arbitration.

        (iv) The arbitrator shall have the discretion to award the costs of arbitration, arbitrators' fees and the respective attorneys' fees of each party between the parties as they see fit. Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall make its award in accordance with applicable law and based on the evidence presented by the parties, and at the request of either party at the state of the arbitration shall include in its award findings of fact and conclusions of law both in law and equity which would be available in a court having jurisdiction over the parties and over the subject matter of the dispute. Such powers shall include, but not be limited to, the power to require specific performance.

        (v) The arbitration agreement set forth herein shall not limit a court from granting a temporary restraining order or preliminary injunction in order to preserve the status quo of the parties pending arbitration. Further, the arbitrator shall have power to enter such orders by way of interim award, and they shall be enforceable in court.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                                THE CORPORATION:

                                                JT STORAGE, INC.



                                                By: /s/
                                                   -----------------------------
                                                   A duly authorized signatory


                                                TEAC:

                                                TEAC CORPORATION



                                                By:
                                                   ----------------------------
                                                   A duly authorized signatory

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                                THE CORPORATION:

                                                JT STORAGE, INC.



                                                By:
                                                   -----------------------------
                                                   A duly authorized signatory


                                                TEAC:

                                                TEAC CORPORATION



                                                By: /s/
                                                   ----------------------------
                                                   A duly authorized signatory

                             AMENDMENT AND CONSENT

     This Amendment and Consent (the "Amendment") is made and entered into as of this 3rd day of February, 1995, by and between TEAC Corporation, a corporation organized and existing under the laws of Japan, having its principal place of business at 3-7-3 Naka-cho, Musashino, Tokyo, Japan ("TEAC"), and JT Storage, Inc., a corporation organized and existing under the laws of the State of Delaware, U.S.A., having its principal place of business at 2125 Madera Road, Simi Valley, California 93065 (the "Corporation").

     WHEREAS, on February 4, 1994 an Agreed Order Compromising Controversies (the "Order") was entered into in the United States Bankruptcy Court For the Northern District of California with respect to case No. 93-54027MM pursuant to which TEAC obtained certain technology and other intellectual property and certain other assets of Kalok Corporation, and licensed certain of said technology and intellectual property to the Corporation pursuant to a License Agreement attached to the Order as Exhibit A (the "License Agreement"); and

     WHEREAS, Section F of the Order prohibits the sublicensing or transfer of the IP Assets to certain parties, including Western Digital Corporation ("WDC").

     WHEREAS, TEAC and the Corporation deem that it is in their mutual best interest to amend the License Agreement, and to consent to certain transactions related thereto, upon the terms and conditions set forth in this Amendment.

     WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning given such term in the License Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Order and the License Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. AMENDMENT OF LICENSE AGREEMENT. The License Agreement is hereby amended as follows:

     1.1 Section 1, the definition of "Nordic II Series", is amended to delete the number and words ".40 (four-tenths)" appearing between the words "than" and "inches" and to insert the number and words ".50 (five tenths)" between the words "than" and "inches".

     1.1A A new Section 2.1C will be added and will read in its entirety as follows:

     "C. Certain WDC Additional Developments. Notwithstanding the foregoing, TEAC shall not disclose to the Corporation any Additional Developments which may be delivered by WDC to TEAC after [*] , under the WDC License Agreement
(as defined hereunder)."

     1.2 Section 3.1A is amended to add the phrase "India, North and South Korea and" between the words "within" and "the" at the end of the third line of said section. Section 3.1B

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

is amended to add the phrase "Japan and" between the words "within" and "the" in the second line of said Section. Section 3.1C is amended to add the phrase ",subject only to TEAC's right to sell Licensed Products in India after January 1, 1995" after the word "India" in the second line of said section. Section
3.1D is amended to add the phrase "and, after January 1, 1995, in Japan" after the word "Territory" in the second line of said section.

        1.3 Section 3.2A is amended to add the phrase "Japan and" between the words "within" and "the" in the sixth line of said section. Section 3.2C is amended to add the phrase ",subject only to the Corporation's right to sell Licensed Products in Japan after January 1, 1995" after the word "Japan" in the last line of said section. Section 3.2D is amended to add the phrase "and, after January 1, 1995, in India" after the word "Territory" in the last line of said section.

        1.4 The first paragraph of Section 3.3 of the Agreement is amended to delete the text ",and (iii) the parties may sublicense selling rights in the respective exclusive selling territories", and to insert before the text "(ii)", the word "and" in the fifth line of said paragraph. The second paragraph of
Section 3.3 is amended to add the following phrase at the end of such paragraph:
", but only for sale of products under the trade names or trademarks of the primary licensee hereunder."


        1.5 Section 3.4A is amended to add the phrase "Subject to Sections 3.4C and 3.4D below, all" in substitution of the first word of said section. Section 3.4B is amended to add the phrase "Subject to Section 3.4D below, the" in substitution of the first word of said section.

        1.6 Section 3.4B(iii) is amended to delete the phrase "pre-" in the third line of said section.

        1.7 A new Section 3.4C will be added and will read in its entirety as follows:

        "C. TEAC Exit of HDD Industry. If TEAC shall cease (i) all sales of Licensed Products, (ii) all production or subcontracting production of Licensed Products and (iii) the purchase of Licensed Products from the Corporation and WDC, then during the [*] period following the last of such events, the Corporation shall pay TEAC a royalty of [*] per Nordic II Series HDD sold by the Corporation outside of Japan. Notwithstanding anything to the contrary contained herein, this royalty shall cease at such time, if any, as the fair market value of TEAC's investment in the Corporation shall equal or exceed [*] (subject to pro rata adjustment to the extent TEAC disposes of such investment) for a period of twelve consecutive months."

        1.8 A new Section 3.4D will be added and will read in its entirety as follows:

        "D" Sales in Japan. Notwithstanding anything to the contrary contained herein, the Corporation shall pay TEAC a royalty as follows: From the date of [*] , up until the earlier of an [*]


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         [*]  or   [*]  (the "Initial Term") the Corporation shall pay TEAC the greater of (i) [*] each three months during the Initial Term (provided that this clause "(i)" shall only be applicable for periods after
         [*]  , or (ii) the product of   [*]  times the number of HDD or each
         HDD in an accessory utilizing the Licensed Technology ("Licensed
         HDD's") sold by the Corporation in Japan each   [*]  during the Initial
         Term. Subsequent to the Initial Term and up through   [*]  , the
         Corporation shall pay TEAC the greater of (i)   [*]  each   [*] or (ii)
         the product of   [*]  times the number of HDD or Licensed HDD's sold
         during each three-month period. In the event that an IPO occurs prior
         to   [*]  the Corporation shall pay TEAC, with respect to the
         [*]  period during which the IPO occurs, the greater of (i) an
         amount equal to   [*]  in such   [*]  times   [*]  , or (ii) the number
         of HDD or Licensed HDD's sold during the period of time within such
         [*]  period prior to the [*]  times   [*]  . All amounts owed by the
         Corporation to TEAC under this Section 3.4(D) shall be paid no later than thirty (30) days after the three-month period in which such payment is due."


        1.8 Section 3.5B(iii) is amended to delete the word "pre-" in the third line of said section. Section 3.5B(iv) is amended to delete the words "the Corporation" and substitute therefor the word "TEAC".

        1.9 All references to "Future Generation Products" in Sections 3.6 and
3.7 shall be changed to reference "Licensed HDD's".

        1.10 Section 3.7 is amended to delete the phrase ", and shall be subject to any applicable withholding tax requirements" in lines 4 and 5 of said section.

        1.11 Section 11 is amended to clarify the original intent of the parties to add the following language: "As used in this Agreement, the phrase 'assign' or 'assignments' shall include, without limitation, any pledge, hypothecation or other encumbering of rights hereunder, and any transfer by operation of law, involving merger or consolidation.

        2. OTHER AGREEMENTS. As additional consideration for the agreements and covenants of TEAC contained herein, the parties hereby further agree as follows:

        2.1 The Corporation shall provide TEAC with the opportunity to purchase
Licensed HDDs from the Corporation at a price equal to the lower of   [*]  If
TEAC purchases Licensed HDDs at the


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

price provided in (i) of the previous sentence, then TEAC's purchases shall be
limited to   [*]  . Allocations of the indirect costs provided for in
the previous sentence shall be made in a reasonable manner, consistent with allocations made by the Corporation for other cost/analysis purposes. Delivery (subject only to the available manufacturing capacity of the Corporation) and warranty terms for such purchases shall be equal to the most favorable terms provided to any of the Corporation's other customers for comparable products without regard to volume purchased by such customers or to be purchased by TEAC.

        2.2 If TEAC or one of its subcontracted manufacturers of Licensed Products needs to purchase parts from a vendor that also does business with the Corporation, then the Corporation shall authorize such vendor to calculate the price of such parts based on the combined purchase volumes of such parts of TEAC, any such subcontractor and the Corporation. TEAC agrees to bear its pro rata share of any tooling costs, which proportion shall be agreed to by TEAC and the Corporation at the time of the purchase.

3. BALANCE OF AGREEMENT. Except as amended by the terms of this Amendment, each and every other term, condition and covenant of the License Agreement (and the exhibits and schedules thereto) and all other documents, instruments or agreements heretofore executed and delivered by the parties shall remain in full force and effect.

4. LICENSE WITH WDC. The Corporation and TEAC hereby acknowledge that TEAC is entering into a certain licensing agreement with WDC dated as of February 3, 1995 (the "WDC License Agreement") by which TEAC will license certain technologies to WDC and WDC will license certain technologies to TEAC and the Corporation hereby consents to the WDC License Agreement. The Corporation and TEAC hereby acknowledge that the Corporation is entering into a certain licensing agreement with WDC, the Technology Transfer and License Agreement dated as of February ___, 1995 (hereinafter the "Corporation License Agreement") by which the Corporation will license certain technologies to WDC and WDC will license certain technologies to the Corporation and TEAC hereby consents to the Corporation License Agreement.

5. LICENSE WITH COMPAQ. The Corporation and TEAC hereby acknowledge that the Corporation has entered into a certain licensing agreement with Compaq Computer Corporation, dated as of June 16, 1994, as amended (the "Development Agreement"), by which the Corporation has licensed certain technologies to Compaq and TEAC hereby consents to the Development Agreement.


6. CERTAIN CONDITIONS. The agreements of the parties contained herein are conditioned upon, and shall become immediately effective only upon the completion of, the following:

        6.1 TEAC shall have received the counter-signature page of Mr. Tandon to the Stockholders Agreement (as defined in the Master Agreement) and a revised Exhibit H to the Order, executed by the Corporation.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.